Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of  Europa Acquisition III, INC., for the quarter ending September 30, 2010, I, Peter Reichard, CEO and CFO of Europa Acquisition III, INC. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such quarterly Report on Form 10-Q for the quarter ending September 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such quarterly Report on Form 10-Q for the quarter ended September 30, 2010, fairly represents in all material respects, the financial condition and results of operations of Europa Acquisition III, INC.

Europa Acquisition III, INC.

Date: November 4, 2010	By:	/s/ Peter Reichard
Peter Reichard
President and Director